Exhibit 10.11

GEO HOLDINGS CORP.

2004 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The 2004 Stock Option Plan (the “Plan”) of GEO Holdings Corp., adopted by the Board of Directors of the Company (defined below) and the stockholders of the Company on May 18, 2004 (the “Approval Date”), for executive and other key employees and directors of the Company, is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ.  The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

All options granted under the Plan are intended to qualify for an exemption (the “Exemption”) from the registration requirements under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 701 of the Act.  In the event that any provision of the Plan would cause any option granted under the Plan to not qualify for the Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options (as defined in Article IV below) granted under the Plan to qualify for the Exemptions.  This Plan shall terminate on the tenth anniversary of the Approval Date.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, as to any specified Person, any other Person which, directly or indirectly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty, misconduct or moral turpitude by a Participant injurious to the interest, property, operations, business or reputation of the Company or a Participant’s conviction of a crime the commission of which results in injury to the Company or (iii) a Participant’s failure or inability (other than by reason of Disability) to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board; provided, that with respect to any Participant, the Committee may, in its discretion, apply a definition of “Cause” that is the same as in such Participant’s employment agreement with the Company or its Subsidiaries, if any.

“CHS” shall mean Code Hennessy & Simmons IV LP, a Delaware limited partnership.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Compensation Committee, or such other committee of the Board which may be designated by the Board to administer the Plan.  The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Common Stock” shall mean the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean GEO Holdings Corp., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of GEO Holdings Corp. as such term is defined in Section 425(f) of the Code.

“Date of Termination” shall mean, with respect to any Participant, (i) if such Participant’s employment is terminated by the Company, the effective date of termination as specified in the written notice from the Company to such Participant terminating such Participant’s employment, (ii) if such Participant terminates his or her employment, the date the Company receives notice from such Participant terminating his or her employment or (iii) if such Participant’s employment is terminated other than pursuant to (i) or (ii), then the date determined in good faith by the Board.

“Disability” shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board; provided, that with respect to any Participant, the Committee may, in its discretion, apply a definition of “Disability” that is the same as in such Participant’s employment agreement with the Company or its Subsidiaries, if any.

“Executive Securities Agreements” shall mean those certain Executive Securities Agreements, dated as of May 18, 2004, between the Company and each of Samir T. Badawi, Ernest C. English, Gerald E. Hersh, James Steinke, Paul A. Firrell and Mohamed Ayoub.

“Fair Market Value” of each Option Share shall mean the average of the closing prices of the sales of the Company’s Common Stock on all securities exchanges on which the Company Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Company Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Company Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time the Company Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be determined in good faith by the Board.

“Family Group” shall mean a Participant’s spouse and descendants (whether natural or adopted), any trust, family limited partnership or other entity solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants.

“Incentive Stock Option” shall have the meaning set forth in Section 5.2 below.

“Nonqualified Stock Option” shall have the meaning set forth in Section 5.2 below.

“Options” shall have the meaning set forth in Article IV.

“Option Agreement” shall have the meaning set forth in Section 6.3 below and shall include the Executive Securities Agreements.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of an Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

“Participant” shall mean any executive or other key employee or director of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” shall mean (i) any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock of the Company by the Company or any holders thereof (including without limitation, any merger, consolidation or other transaction or series of related transactions having the same effect) which results in any Person or group of Persons (as the term “group” is used under the Act), other than CHS or its Affiliates, owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, and (ii) any sale or transfer of all or substantially all of the assets of the Company and its subsidiaries in any transaction or series of transactions (other than sales in the ordinary course of business) to any Person or group of Persons (as the term “group” is used under the Act), other than CHS or its Affiliates.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 628,750 shares, any and all of which may be issued upon the exercise of Nonqualified Stock Options, Incentive Stock Options and/or such other awards as are permitted under the Plan; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan.  The 628,750 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1           Options.  The Committee may grant Options to Participants in accordance with this Article V.

5.2           Form of Option.  Options granted under this Plan shall be presumed to be nonqualified stock options (the “Nonqualified Stock Options”) and are not intended to be incentive stock options within the meaning of Section 422 of the Code or any successor provision  (“Incentive Stock Options”) unless clearly indicated by the Committee in the respective Option Agreement (as defined below).  The Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined in Section 424(f) of the Code).  It is the Company’s intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent.  If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Nonqualified Stock Options.

5.3           Exercise Price.  The option exercise price per share of Common Stock shall be fixed by the Committee on the date of grant (except that with respect to Incentive Stock Options the exercise price shall be 100% of the Fair Market Value on the date of the grant and provided further that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company determined with regard to the attribution rules of Section 424(d) of the Code).

5.4           Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

5.5           Exercisability.  Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

5.6           Payment of Exercise Price.  Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price.  Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

5.7           Terms of Options.  The term during which each Option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted.

ARTICLE VI

General Provisions

6.1           Conditions and Limitations on Exercise.  Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2           Sale of the Company.  In the event of a Sale of the Company, the Committee or the Board may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company and/or that all Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

6.3           Written Agreement.  Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4           Listing, Registration and Compliance with Laws and Regulations.  Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.  In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.5           Nontransferability.  Options may not be transferred other than by will or the laws of descent and distribution or, as the Committee may determine in its discretion,  to or among a Participant’s Family Group and, during the lifetime of the Participant, may be exercised only by such Participant (or his Family Group (if applicable), legal guardian or legal representative).  In the event of the death of a Participant, exercise of Options granted hereunder shall be made only (a) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and (b) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.6           Expiration of Options.

(a)           Normal Expiration.  In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.7 above.

(b)           Early Expiration Upon Termination of Employment.  Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option (whether or not vested and exercisable on the Date of Termination) shall expire and be forfeited as of the date of such termination; provided that (i) if any Participant dies or becomes subject to any Disability, the portion of such Participant’s Option that is vested and exercisable shall expire 180 days after the date of such Participant’s death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), such Participant’s Option that is vested and exercisable shall expire 90 days after the date of such Participant’s retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option that is vested and exercisable shall expire 30 days after such Participant’s Date of Termination, but in no event after the Expiration Date.

6.7           Withholding of Taxes.  The Company shall be entitled, if necessary or desirable and to the extent required by law, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

6.8           Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of the Common Stock (an “Adjustment Transaction”), the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Options, make proportional adjustments in the number and type of shares covered by the Options and the exercise price specified herein, so (i) that the Options (or any replacements thereof) represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such Adjustment Transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full immediately prior to such Adjustment Transaction, and (ii) the aggregate exercise price for the Options remains unchanged.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

6.9           Rights of Participants.  Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination of a Participant’s employment by the Company without  Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination.  No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10         Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby.  No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.11         Amendment, Modification and Cancellation of Outstanding Options.  The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant.  With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.12         Stockholder Approval.  This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after this Plan is adopted by the Board.  Any Option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted.  Shares issued upon the exercise of any such Option shall not be counted in determining whether such approval is obtained.

6.13         Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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